                                                                    EXHIBIT 10.7

                   FORM OF ADMINISTRATIVE SERVICES AGREEMENT
                   -----------------------------------------

          THIS ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement") is executed as of __________, 1997, by and between Citizens Utilities Company, a Delaware corporation ("Citizens"), and Electric Lightwave, Inc., a Delaware corporation ("ELI").

                              W I T N E S S E T H:

          WHEREAS, ELI is in the Telecommunications Business;

          WHEREAS, Citizens owns all of the issued and outstanding Class B Common stock, par value $.01 per share, of ELI, and, as parent of ELI, Citizens has been providing ELI certain management, administrative and other services;

          WHEREAS, ELI is effecting an initial public offering (the "Offering") of shares of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and, upon completion of the Offering, ELI will cease to be a wholly owned subsidiary of Citizens and Citizens and ELI will be separate public companies; and

          WHEREAS, in order continue to enjoy the benefits of Citizens' experience and skills after the Offering in the operation of ELI's business which would not be available to ELI on a cost effective basis, ELI desires to retain Citizens to continue to provide (or cause to provide) certain Services (as defined herein) to ELI, and Citizens desires to accept such retention, all on the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

                RETENTION OF CITIZENS; LIMITATIONS OF AUTHORITY
                -----------------------------------------------

  1.1  Retention of Citizens.
       ---------------------

  ELI hereby retains Citizens to provide the Services to ELI, and Citizens hereby accepts such retention by ELI, all in accordance with the terms and conditions of this Agreement. Citizens may utilize employees of its Affiliates or consultants in providing Services hereunder. ELI may request that Citizens expand, reduce or terminate the Services provided by Citizens to ELI, in which case the parities will discuss, without obligation, such expansion, reduction or termination as well as an additional charge or deduction in charges for such Services. As used in this Agreement:

          (a)  "Affiliate" shall mean any person or entity that, directly or
                ---------
     indirectly, alone or through one or more intermediaries, controls, is controlled by or is under common control with Citizens; provided, that for the purposes of this Agreement ELI shall not be considered to be an Affiliate of Citizens.

          (b)  "Operating Company" shall mean the operating companies, divisions
                -----------------
     and operational centers of Citizens and its controlled companies which receive services from Citizens' Stamford Administrative Offices and other Responsibility Centers. Each Operating Company is allocated an appropriate portion of the total cost of such services.

          (c)  "Responsibility Center" shall mean the Stamford Administrative
                ---------------------
     Offices and any other Responsibility Center of Citizens from which services are rendered to the Operating Companies. The cost of such services are charged out to each Operating Company in accordance with the Allocation Formula.

          (d)  "Services" shall mean the various services provided hereunder
                --------
     from time to time by Citizens and its Affiliates to ELI, as further described in Section 2.2 hereof.

          (e)  "Telecommunications Business" shall mean the business of ELI in
                ---------------------------
     providing telecommunications services as a competitive local exchange carrier and otherwise.


     1.2  Performance of Services.  (a)   Citizens shall perform the Services
          -----------------------
with the same degree of care, skill and prudence customarily exercised for its own operations. Except as otherwise provided in this Section 1.2, it is understood and agreed that the Services will be substantially identical in nature and quality to the Services performed by Citizens for ELI during the years prior to the execution of this Agreement, except with respect to any modifications which may be necessary to ELI becoming a public company.

     (b) Each party acknowledges that the Services will be provided only with respect to the Telecommunications Business or as otherwise mutually agreed by the parties. ELI agrees to use the Services in accordance with all applicable federal, state and local laws, regulations and tariffs and in accordance with reasonable conditions, rules, regulations and specifications which are or may be set forth in any manuals, materials, documents or instructions of Citizens. Citizens reserves the right to take all actions in order to assure that the Services are provided in accordance with any applicable laws, regulations and tariffs.

     (c) ELI shall provide any input or information needed by Citizens to perform the Services pursuant to the provisions of this Agreement in a manner consistent with the practices employed by the parties during the year prior to the execution of this Agreement. Should the failure to provide such input or information render the performance of the Services impossible or unreasonably difficult, Citizens may, upon reasonable notice to ELI, refuse to provide such Services.

  1.3  Authority of ELI. Citizens understands that discretion and control over
       ----------------
the Telecommunications Business of ELI shall remain vested in ELI. Accordingly, operational control and management over the Telecommunications Business including, without limitation, (i) the oversight of the management of the Telecommunications Business, (ii) the formulation and implementation of policy decisions for the Telecommunications Business, (iii) the supervision of the employment of personnel of ELI, (iv) the payment of all financial obligations and expenses arising from the operation of the Telecommunications Business, and (v) the receipt of all monies and profits derived from the operation of such Telecommunications Business, shall be vested in ELI.

  1.4  Limitation of Authority. Except as otherwise stated herein, without the
       -----------------------
prior written consent of ELI as evidenced by a resolution of its Board of Directors, Citizens shall not be authorized or required under this Agreement on behalf of ELI to:

          (a) purchase or acquire, or sell, lease, trade, exchange or otherwise dispose of any assets of ELI;

          (b) incur any expense or any obligation which could result in a liability in excess of $250,000 not set forth in a construction or operating budget approved by ELI (or otherwise approved by ELI in writing) nor, upon adoption by ELI of any such budget, incur any expenses in amounts greater than 110% of approved amounts;

          (c) cancel or compromise any claim or debt owed to ELI in excess of $100,000; or

          (d) create or consent to the creation of any lien or charge on any assets of ELI.

  1.5  Powers of Officers and Directors. Nothing herein shall be construed to
       --------------------------------
release the officers and directors of ELI from the performance of their respective duties or limit the exercise of their powers as prescribed by law or otherwise.

                                   ARTICLE II
                                   ----------

                                  THE SERVICES
                                  ------------

  2.1  Services Provided by Citizens. During the term of this Agreement and
       -----------------------------
subject to the terms and provisions hereof, Citizens shall provide, or cause its Affiliates or consultants to provide, such of the Services as ELI (acting through its Board of Directors) and Citizens mutually may consider necessary or desirable or as Citizens determines may be appropriate for the normal operation of the Telecommunications Business of ELI.

  2.2  Description of the Services. The Services to be provided to ELI, as
       ---------------------------
determined in accordance with Section 2.1 hereof, consist of various services required in the conduct of ELI's Telecommunications Business, including, by way of illustration and not limitation, the following:

          (a)  Financial management, including:
               --------------------

               (i) Accounting and reporting services - accounting policies and procedures, billing and time reporting support, fixed asset, construction accounting, capital asset recovery and analysis, accounting internal auditing and internal and external reporting and analysis;

               (ii) Taxes - including federal, state and local tax filings compliance and audit, tax research and planning, benefit plan compliance and tax policy;

               (iii) Treasury- including cash management and banking, investment management, corporate finance, risk management and insurance services;

               (iv) Financial Analysis and Planning-including financial forecasting assistance, acquisition analysis, actuarial services and financial analysis; and

               (v) Investor Relation-includes assistance with the establishment of an investor relation program.

          (b)  Information services, including negotiating enterprise-wide
               --------------------
     purchase agreements, providing access to data bases and enterprise application systems, procedures and processes relating to customer satisfaction, enterprise management, deploy solutions and customer surveys.

          (c)  Legal and contract services, including the representation of ELI
               ---------------------------
     in state and federal regulatory proceedings and before state and federal courts. (ii) the drafting and review of relevant legislation; (iii) the provision of advice and counsel regarding telecommunications matters affecting ELI; (iv) the drafting, negotiation and interpretation of various contracts; (v) the provision of advice, counsel and assistance regarding mergers and acquisitions, antitrust, labor and employment matters; and (vi) the supervision of outside counsel retained by ELI.

          (d)  Human resources services, including (i) the design of benefit and
               ------------------------
     compensation programs; (ii) the maintenance of human resource systems (which systems will keep employee information that will be necessary for benefit and compensation program design, for implementation of such design and for insuring compliance with the Employee Retirement Income Security Act of 1974, as amended, the Internal Revenue Service and the Securities and Exchange Commission); (iii) equal employment opportunity compliance, management training, union fee avoidance programs and interpretation of corporate policies.

          (e)  Corporate planning services, including assistance with corporate
               ---------------------------
     budgeting.

                                  ARTICLE III
                                  -----------

                                  COMPENSATION
                                  ------------

  3.1 Service Costs. ELI shall pay Citizens and its Affiliates, as the case may be, for all reasonable costs incurred by Citizens or its

Affiliates attributable to the performance by Citizens or its Affiliates of the Services, including without limitation (a) all costs incurred by Citizens or its Affiliates to vendors or other third parties in providing Services and related supplies and goods; (b) the directly allocated costs of employees of Citizens and its Affiliates (based on the average salary and all other compensation and costs of the relevant Responsibility Centers) allocated to ELI in accordance with Citizens' then current practice in allocating the cost of services to its Operating Companies to the extent that the same can be based on the time of employees of Citizens and its Affiliates expended in providing such Services;
(c) a portion of the non-directly allocated costs (including direct costs of employees of Citizens and its Affiliates at the relevant Responsibility Centers and all other costs and expenses of the relevant Responsibility Centers), which are not based on time expended, all based on Citizens' then current procedure (hereinafter referred to as the "Allocation Formula") used by Citizens for charging unallocated costs of Citizens' relevant Responsibility Centers to the Citizens Operating Companies as a component of the cost of services rendered;(d) all other costs directly attributable to the rendering of the Services; and (e) an amount equal to 25% of the aggregate of (b) and (c) above.

          3.2  Billing Procedure. Citizens shall submit to ELI a quarterly
               -----------------
statement showing in reasonable detail the calculation for the Reimbursable Costs and the Fee, which amounts shall be due and payable, except as expressly provided herein, within thirty (30) days of receipt of such statement by ELI.

                                   ARTICLE IV
                                   ----------

                                CONFIDENTIALITY
                                ---------------

          Each party hereto may from time to time be provided information that is confidential and proprietary to the other party hereto. Accordingly, each party agrees that it will not reveal such information or any of it, which is not otherwise in the public domain, to a third party without the consent of the other party except as required by law or as necessary to perform obligations or enforce rights hereunder; that such information will be distributed only to those of its own employees and officers who have a reasonable need for it in order to carry out the purposes of this Agreement; that such information will not be used in any manner except for the purpose for which provided; and that upon termination of this Agreement, all documents containing such confidential and proprietary information upon request will be returned promptly to the party to which such information belongs. Each party shall take such steps as are reasonably necessary to protect the confidential or proprietary information of the other. For purposes hereof, confidential or proprietary information shall include customer lists and other customer information, and financial, technical or business information relating to one party and provided by such party to the other.

                                   ARTICLE V
                                   ---------

                                INDEMNIFICATION
                                ---------------

          ELI shall indemnify, defend and hold Citizens and its Affiliates (and their respective officers, directors, partners, employees and agents) harmless from any claims, costs, damages (including consequential damages), losses or expenses (including reasonable attorneys' fees) arising out of or relating to this Agreement or the performance of Services under this Agreement except where attributable to the gross negligence or willful misconduct of Citizens or its Affiliates. Neither Citizens nor any of its Affiliates (nor any of their respective officers, directors, partners, employees and agents) shall be liable, in damages or otherwise, to ELI for any error or judgment or other act or omission performed or omitted by Citizens or any of its Affiliates under or otherwise in respect of this Agreement, except if such error of judgment or other act or omission results from willful misconduct or gross negligence of the party sought to be changed. All of the obligations of Citizens hereunder have been undertaken by Citizens and its Affiliates solely for the benefit of ELI and nothing set forth in this Agreement shall (or shall be deemed to) grant to any other person any interest (whether as a third party beneficiary or otherwise) herein.

                                   ARTICLE VI
                                   ----------

                              TERM AND TERMINATION
                              --------------------

          6.1  Term. This Agreement shall commence on _______, 1997 and
               ----
terminate on December 31, 2002, unless earlier extended or terminated in accordance with the terms of this Agreement.

          6.2  Renewal-Termination upon Notice.  This Agreement will
               -------------------------------
automatically renew for additional terms of two (2) years each, unless either party provides written notice to the other party not less than six (6) months prior to the end of the initial term or any such renewal term of its intent to terminate this Agreement.

          6.3  Termination upon Bankruptcy, Etc. Each party shall have the right
               --------------------------------
to terminate this Agreement immediately upon written notice to the other party if the other party: (1) makes an assignment for the benefit of creditors; (2) has an Order for Relief under Titles 7 or 11 of the United States Code entered by any United States court against such party; (3) has a trustee or receiver appointed by any court for a substantial part of such party's assets; or (4) attempts to make an unauthorized assignment of this Agreement.

          6.4 Termination upon Material Breach. In the event of material breach of any provision of this Agreement by a party, the non-defaulting party shall give the defaulting party written notice, and:

               (a) If such breach is for ELI's non-payment, ELI shall cure the breach within thirty (30) calendar days of such notice. If ELI does not cure such breach by such date, Citizens may, at its sole option, elect to terminate this Agreement by giving written notice of such election to ELI.

          (b) If such breach is for any other material failure to perform in accordance with this Agreement, the defaulting party shall cure such breach within ninety (90) calendar days of the date of such notice. If the defaulting party does not cure such breach within such period (or is not working diligently in good faith to cure such breach in cases where a breach cannot reasonably be expected to be cured within ninety (90) days), the non-defaulting party may, at its sole option, elect to terminate this Agreement by giving written notice to the breaching party no earlier than ninety (90) calendar days after the date of its notice of breach to the defaulting party (or immediately upon such further notice to the defaulting party if the defaulting party is not working diligently in good faith to cure such breach in cases where a breach cannot be reasonably be expected to be cured within ninety (90) days).

     6.5  Termination upon Change of Control. Citizens may terminate this
          ----------------------------------
Agreement by written notice to ELI upon a Change of Control (as defined below) with respect to ELI. A "Change in Control" shall be deemed to have occurred if:
(i) Citizens or its Affiliates shall own shares representing less than a majority of the voting power of the then outstanding common stock of ELI; (ii) a majority of the seats (other than vacant seats) on the Board of Directors of ELI shall at any time be occupied by persons who were neither (1) nominated by Citizens or by the Board of Directors of ELI, nor (2) appointed by directors of ELI so nominated; or (iii) any person or group, other than Citizens or its Affiliates, shall otherwise directly or indirectly have the power to exercise a controlling influence over ELI.

     6.6  Survival upon Termination. Notwithstanding the foregoing, the
          -------------------------
provisions of Article IV (Confidentiality) and Article V (Indemnification) shall survive the termination or expiration of this Agreement, and shall remain in full force and effect for a period of three years following termination or expiration.

     6.7  Waiver. The failure of either party to exercise any right to elect to
          ------
terminate this Agreement shall not constitute a waiver of the rights granted herein with respect to any subsequent default.

                                  ARTICLE VII

                                    GENERAL

     7.1  Relationship; Self-Dealing.  Nothing contained in this Agreement shall
          --------------------------
be construed as creating a partnership, joint venture or similar arrangement of or between Citizens and ELI. Citizens and its Affiliates may engage in, acquire or possess an interest in other business ventures of any nature or description, independently or with others, whether currently existing or hereafter created, which may be in direct or indirect competition with ELI, and ELI shall not have any rights in or to such independent ventures or the income or profits derived therefrom, or to any opportunities offered or created thereby. Such activities or arrangements shall not constitute a breach of this Agreement.

     7.2   Entire Agreement. This Agreement constitutes the entire understanding
           ----------------
between the parties and supersedes any prior understandings respecting the subject matter thereof.

     7.3  Amendment; Waiver. This Agreement shall not be amended, modified,
          -----------------
waived, released or discharged except by a writing signed by an officer or authorized representative of each of the parties.

     7.4  Successors and Assigns. No party hereto shall assign its rights and
          ----------------------
obligations under this Agreement or any part thereof, nor shall any party assign or delegate any of its rights or duties hereunder without the prior written consent of the other party, and any assignment made without such consent shall be void; provided, that the rights and obligations of Citizens hereunder may be assigned to and assumed by an Affiliate of Citizens without the consent or approval of ELI.

     7.5  Binding Effect.  This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties and successors and assigns permitted by Section 7.4 hereof any right, remedy or claim under or by reason of this Agreement.

     7.6  Further Assurances. The parties shall execute and deliver such further
          ------------------
instruments and perform such further acts as may reasonably be required to carry out the intent and purposes of this Agreement.

     7.7  Headings. All article, section and paragraph titles or captions
          --------
contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

     7.8  Pronouns. All pronouns and any variations thereof shall be deemed to
          --------
refer to the masculine, feminine, neuter, singular or plural as the context may require.

     7.9  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts together shall constitute but one instrument.

     7.10  Notices. Any notice, request, instruction or other document to be
           -------
given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next business day after the same is sent, if delivered personally or sent by telecopy or overnight delivery, or five calendar days after the same is sent, if sent by registered or certified mail return receipt requested, postage prepaid, as set forth below, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.


          (a) If to Citizens, to:

          Citizens Utilities Company
          High Ridge Park
          Stamford, CT 06905
          Facsimile No.: (203) 329-4651
          Attn:  Robert J. DeSantis

          (b) If to ELI, to:

          Electric Lightwave, Inc.
          8100 N.E. Parkway Drive, Suite 150
          Vancouver, Washington 98662
          Facsimile No.:  (360-604-5333)
          Attn:

     7.11  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of [NEW YORK] without giving effect to the principles of conflict of laws thereof.

     7.12  Force Majeure. In the event that either party hereto shall be
           -------------
delayed, hindered in, or prevented from the performance of any act required hereunder by reason of failure of power, riots, insurrection, war, labor disputes, Acts of God or other reasons of a similar nature not the fault of the party delayed in performing the work or doing the acts required under the terms of this Agreement, then performance of such work or act shall be excused for the period of said delay and the period for the performance of any such work or act shall be extended for a period equivalent to the period of such delay. In the event that either party shall be indefinitely prevented from the performance of any work or act required hereunder by reason of any such cause, performance of such work or act shall be indefinitely excused.

     7.13  Severability.  Whenever possible, each provision of this Agreement
           ------------
shall be interpreted in such a manner as to be effective and valid under applicable law, but if one or more of the provisions of this Agreement is subsequently declared invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement. In the event of such declaration of invalidity or unenforceability, this Agreement, as so modified, shall be applied and construed so as to reflect substantially the intent of the parties and achieve the same economic effect as originally intended by the terms hereof. In the event that the scope of any provision to this Agreement is deemed unenforceable by a court of competent jurisdiction, the parties agree to the reduction of the scope of such provision as such court shall deem reasonably necessary to make such provision enforceable under the circumstances.

     7.13  No Agency.  This Agreement shall not be deemed expressly or by
           ---------
implication to create an agency, employee, or servant relationship between or among any of the parties hereto, or any Affiliates of the parties hereto for any purpose whatsoever.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date hereinabove indicated.


                            ELECTRIC LIGHTWAVE, INC.


                            By:________________________________________
                              Name:
                              Title:



                            CITIZENS UTILITIES COMPANY


                            By:________________________________________
                              Robert J. DeSantis
                              Vice President